                                                                  Exhibit (a)(3)




                  WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                                 March 12, 1999

                                TABLE OF CONTENTS

ARTICLE I
         Name and Definitions.....................................................................................1
                  Section 1.  Name................................................................................1
                  Section 2.  Definitions.........................................................................1

ARTICLE II
         Formation and Purpose of Company.........................................................................2
                  Section 1.  Formation...........................................................................2
                  Section 2.  Purpose.............................................................................3
                  Section 3.  Registered Office/Agent.............................................................3
                  Section 4.  Certificate.........................................................................3

ARTICLE III
         Shares...................................................................................................3
                  Section 1.  Division of Beneficial Interest.....................................................3
                  Section 2.  Ownership of Shares.................................................................4
                  Section 3.  Investments in the Company..........................................................4
                  Section 4.  Status of Shares and Limitation of Personal Liability...............................4
                  Section 5.  Power of Trustees to Change Provisions Relating to Shares...........................4
                  Section 6.  Establishment and Designation of Series.............................................6
                  Section 7.  No Preemptive Rights................................................................8
                  Section 8.  Derivative Claims...................................................................8

ARTICLE IV
         The Trustees.............................................................................................8
                  Section 1.  Election and Tenure.................................................................8
                  Section 2.  Powers..............................................................................9
                  Section 3.  Payment of Expenses by the Company.................................................11
                  Section 4.  Payment of Expenses by Shareholders................................................12
                  Section 5.  Advisory, Management and Distribution Contracts....................................12

ARTICLE V
         Shareholders' Rights, Voting Powers and Meetings........................................................13
                  Section 1.  No Management and Control..........................................................13
                  Section 2.  Voting Powers......................................................................13
                  Section 3.  Voting Power and Meetings..........................................................13
                  Section 4.  Quorum and Required Vote...........................................................14
                  Section 5.  Action by Written Consent..........................................................14


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
                  Section 6.  Record Dates.......................................................................14
                  Section 7.  Shareholders' Rights to Records....................................................15
                  Section 8.  Additional Provisions..............................................................15

ARTICLE VI
         Net Income, Distributions, and Redemptions and Repurchases..............................................15
                  Section 1.  Distributions of Net Income........................................................15
                  Section 2.  Determination of Net Income........................................................15
                  Section 3.  Redemptions and Repurchases........................................................16
                  Section 4.  Redemptions at the Option of the Company...........................................17

ARTICLE VII
         Compensation and Limitation of Liability of Trustees....................................................17
                  Section 1.  Compensation.......................................................................17
                  Section 2.  Limitation of Liability............................................................17

ARTICLE VIII
         Indemnification.........................................................................................17
                  Section 1.  Trustees, Officers, Etc............................................................17
                  Section 2.  Compromise Payment.................................................................18
                  Section 3.  Indemnification Not Exclusive......................................................19
                  Section 4.  Shareholders.......................................................................19

ARTICLE IX
         Miscellaneous...........................................................................................19
                  Section 1.  Trustees, Shareholders, Etc. Not Personally Liable; Notice.........................19
                  Section 2.  Trustee's Good Faith Action, Expert Advice, No Bond or
                                 Surety..........................................................................20
                  Section 3.  Liability of Third Persons Dealing with Trustees...................................20
                  Section 4.  Termination of Company, Series or Class............................................20
                  Section 5.  No Action for Dissolution; No Further Claim........................................21
                  Section 6.  Merger and Consolidation...........................................................21
                  Section 7.  Filing of Copies, References, Headings.............................................22
                  Section 8.  Applicable Law.....................................................................22
                  Section 9.  Amendments.........................................................................22

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                  WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS, LLC


         THIS LIMITED LIABILITY COMPANY AGREEMENT of WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS, LLC is dated as of March 12, 1999, by and among WM Advisors, Inc., William G. Papesh and certain other Persons from time to time party hereto.

         WHEREAS, the Shareholders wish to form a limited liability company pursuant to and in accordance with the LLC Act in order to conduct the businesses described herein.

         WHEREAS, the Shareholders wish to enter into this Agreement to provide for, among other things, the management of the business and affairs of the Company, the allocation of profits and losses among the Shareholders, the respective rights and obligations of the Shareholders to each other and to the Company, and certain other matters.

         NOW, THEREFORE, the Shareholders agree as follows:

                                    ARTICLE I
                              Name and Definitions

         Section 1. Name. This Company shall be known as WM Strategic Asset Management Portfolios, LLC, and the Trustees shall conduct the business of the Company under that name or any other name as they may from time to time determine.

         Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

         (a) "Agreement" shall mean this Limited Liability Company Agreement, as amended or restated from time to time;

         (b) "Bylaws" shall mean the Bylaws of the Company as amended from time to time;

         (c) "Certificate" shall mean the Certificate of Organization of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of The Commonwealth of Massachusetts pursuant to the LLC Act.

         (d) "Class" or "Class of Shares" refers to the division of Shares representing any Series into two or more classes as provided in Article III,
Section 1 hereof.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) The terms "Commission" and "principal underwriter" shall have the meanings given them in the 1940 Act;

         (g) "Company" shall mean the Massachusetts limited liability company established by this Agreement, as amended or restated from time to time;

         (h) "LLC Act" shall mean the Massachusetts Limited Liability Company Act, as amended from time to time;

         (i) "Series" refers to a Series of Shares established and designated under or in accordance with the provisions of Article III; and

         (j) "Shareholder" shall mean a record owner of Shares that has been admitted to the Company as a shareholder as provided in Article III, Section 3 of this Agreement (the Shareholders shall for all purposes be Members as defined in clause eight of Section Two of the LLC Act).

         (k) "Shares" shall mean the equal proportionate units or interests into which the limited liability company interests in the Company or in the Company property belonging to any particular Series of the Company (or in the property belonging to any Series allocable to any Class of that Series) (as the context may require) shall be divided from time to time;

         (l) "Trustees" shall mean to the Trustees of the Company named in
Article IV hereof or any Trustees elected in accordance with such Article; and

         (m) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time.

                                   ARTICLE II
                        Formation and Purpose of Company

         Section 1. Formation. The Shareholders hereby form a limited liability company pursuant to and in accordance with the LLC Act effective upon the filing of the Certificate with the Secretary of State of The Commonwealth of Massachusetts. The rights and liabilities of the Shareholders shall be determined pursuant to this Agreement and the LLC Act. To the extent that the rights or obligations of any Shareholder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the LLC Act, control.

         Section 2. Purpose. The purpose of the Company is to provide investors a managed investment primarily in securities (including options), debt instruments, money market instruments, commodities, commodity contracts and options thereon.

         Section 3. Registered Office/Agent. The registered office required to be maintained by the Company in The Commonwealth of Massachusetts pursuant to the LLC Act shall initially be c/o CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109. The name and address of the registered agent of the Company pursuant to the LLC Act shall initially be CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109. The Company may, upon compliance with the applicable provisions of the LLC Act, change its registered office or registered agent from time to time in the discretion of the Trustees.

         Section 4. Certificate. William G. Papesh is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate and said named individual and such other Persons as may be designated from time to time by the Trustees are each hereby designated as an authorized person, within the meaning of the LLC Act, to execute, deliver and file any amendments or restatements of the Certificate and any other certificates and any amendments or restatements thereof necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                                   ARTICLE III
                                     Shares

         Section 1. Division of Beneficial Interest. The interests in the Company shall at all times be divided into an unlimited number of Shares, without par value. Each Series shall be preferred over all other Series in respect of assets allocated to that Series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Company. Subject to the provisions of Section 6 of this Article III, each Shareholder shall have the voting rights provided in Article V hereof with respect to all of such Shareholder's Shares, and Shareholders shall be entitled to receive distributions, when and as declared with respect to their Shares in the manner provided in Article VI, Section 1 hereof. No Share shall have any priority or preference over any other Share of a Shareholder of the same Series with respect to dividends or distributions upon termination of the Company or of such Series made pursuant to Article IX, Section 4 hereof except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Classes of Shares of that series. Any distribution to the Shareholders of a particular Class of Shares of that Series shall be made to such Shareholders pro rata in proportion to the number of Shares of such Class held by each of them. All distributions shall be made ratably among all Shareholders of a particular Series from the assets belonging to such Series according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination, as the case may be, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Classes of Shares of that series. The Trustees may, without Shareholder approval, divide the Shares of any series into two or more Classes,

Shares of each such Class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the registration statement of the Company as filed with the Commission. The Trustees may from time to time divide or combine the Shares of Shareholders of any particular Series or Class into a greater or lesser number of Shares without thereby changing the proportionate beneficial interest of the Shareholders of that Series or Class in the assets belonging to that Series or Class or in any way affecting the rights of Shareholders of any other Series or Class.

         Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Company or a transfer or similar agent for the Company, which books shall be maintained separately for each Series. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of Shareholders of each Series and similar matters. The record books of the Company as kept by the Company or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and as to the number of Shares held from time to time by each Shareholder.

         Section 3. Investments in the Company. The Trustees shall accept investments in the Company from such persons, and shall admit such persons as Shareholders of the Company, on such terms and for such consideration as they from time to time authorize.

         Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Company property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners of each other. Neither the Company nor the Trustees, nor any officer, employee or agent of the Company shall have any power to bind personally any Shareholders, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

         Section 5. Power of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Agreement and without limiting the power of the Trustees to amend this Agreement as provided elsewhere herein, the Trustees shall have the power to amend this Agreement, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Agreement for the purpose of (i) responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Company, or (ii) designating and establishing Series in addition to the Series established in Section 6 of this Article III; provided that before adopting any such amendment in clause (i) without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders. The establishment and designation of any Series in addition to the Series established and designated in Section 6 of this Article III shall be effective upon the execution by a majority of the then Trustees of an amendment to this Agreement, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument.

         Without limiting the generality of the foregoing, the Trustees may, for the above-stated purposes, amend this Agreement to:

         (a) create one or more Series or Classes of Shares (with respect to or in addition to any Series or Classes already existing or otherwise) with such rights and preferences and such eligibility requirements for membership or investment therein as the Trustees shall determine, and reclassify any or all outstanding Shares as Shares of Shareholders of particular Series or Classes in accordance with such eligibility requirements;

         (b) amend any of the provisions set forth in paragraphs (a) through (j) of Section 6 of this Article III;

         (c) combine one or more Series or Classes of Shares into a single Series or Class on such terms and conditions as the Trustees shall determine;

         (d) change or eliminate any eligibility requirements for membership or investment in any Series, including without limitation the power to provide for the issue of Shares to Shareholders of any Series in connection with any merger or consolidation of the Company with another entity or any acquisition by the Company of part or all of the assets of another entity;

         (e)  change the designation of any Series or Class of Shares;

         (f) change the method of allocating distributions among the various Series;

         (g) allocate any specific assets or liabilities of the Company or any specific items of income or expense of the Company to one or more Series or Classes of Shares; or

         (h) specifically allocate assets to any or all Series or create one or more additional Series which are preferred over all other Series in respect of assets specifically allocated thereto or any distributions paid by the Company with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series.

         Section 6. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 5, among other things, to establish and designate any further Series or to modify the rights and preferences of any Series, the Initial Capital Series, Strategic Growth Portfolio, Conservative Growth Portfolio, Balanced Portfolio, Flexible Income Portfolio and Income Portfolio shall be, and hereby are, established and designated as separate
Series of the Company.

         Shares of each Series established in this Section 6 shall have the following relative rights and preferences:

         (a) Assets Belonging to Series. All consideration received by the Company for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Company. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

         (b) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged solely with the liabilities of the Company in respect of that Series, expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Company which are not readily identifiable as belonging to any particular Series but which are allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

         (c) Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Agreement, including, without limitation, Article VI, no distribution

(including, without limitation, any distribution paid upon termination of the Company or of any Series) with respect to, nor any redemption or repurchase of, the Shares of Shareholders of any Series shall be effected by the Company other than from the assets belonging to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets belonging to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. Shares held by any Shareholder of more than one Series in its capacity as a Shareholder of any other Series shall be deemed not to be held by such Shareholder for purposes of determining such Shareholder's rights and obligations with respect to each Series.

         (d) Voting. Notwithstanding any of the other provisions of this Agreement, including, without limitation, Section 1 of Article V, the Shareholders of any particular Series or Class shall not be entitled to vote on any matters as to which such Series or Class is not affected. On any matter submitted to a vote of Shareholders, all Shares of the Company then entitled to vote shall be voted with other Series or Classes entitled to vote on such matters, unless otherwise required by the 1940 Act or other applicable law or as specifically required under this Agreement or the Bylaws or as otherwise determined by the Trustees.

         (e) Equality. Except to the extent necessary or appropriate to give effect to the relative rights and preferences of any Classes of a Series with multiple Classes, all the Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any Shareholder of any particular Series shall be equal to each other Share of that Series.

         (f) Fractions. Any fractional Share of any Series shall carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Company.

         (g) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange their shares for Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Trustees.

         (h) Combination of Series or Classes. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series or Classes into assets and liabilities belonging to a single Series or Class.

         (i) Elimination of Series. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may amend this Agreement to abolish that Series and to rescind the establishment and designation thereof, such amendment to be effected in the manner provided in Section 5 of this Article III.

         (j) Assets and Liabilities Allocable to a Class. The assets and liabilities belonging to a Series shall be fully allocated among all the Classes of that Series. For purposes of determining the assets and liabilities belonging to a Series which are allocable to a Class of that Series, subject to the provisions of paragraph (g) of Section 5 of this Article III, the provisions of paragraphs (a) and (b) of this Section 6 shall apply, mutatis mutandis, as if each Class were a Series.

         Section 7. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Company.

         Section 8. Derivative Claims. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of this Company or any Series without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Company or Series would otherwise result. Such demand shall be mailed to the Secretary of the Company at the Company's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Company. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Company or Series, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders; provided, however, that if this provision shall be found not to be enforceable, any decision by any shareholder to bring such a court action, proceeding or claim shall require a majority affirmative vote of the Shares outstanding of the Company or Series, as applicable.

                                   ARTICLE IV
                                  The Trustees

         Section 1. Election and Tenure. The initial Trustee shall be William G. Papesh. The Trustees may fix the number of Trustees, fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees, or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Company until he dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Company or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Company, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of

Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. The Trustees shall for all purposes be Managers as defined in clause seven of Section Two and Section 23 of the LLC Act.

         Section 2. Powers. Subject to the provisions of this Agreement, the business of the Company shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Company. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Agreement providing for the regulation and management of the affairs of the Company and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may remove from their number with or without cause; they may fill vacancies in their number (including any vacancies created by an increase in the number of Trustees and any vacancies created by the removal of a Trustee); they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may employ one or more custodians of the assets of the Company and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; they may retain a transfer agent or a shareholder servicing agent, or both; they may provide for the distribution of Shares by the Company, through one or more principal underwriters or otherwise; they may set record dates for the determination of Shareholders with respect to various matters; and in general they may delegate such authority as they consider desirable to any officer of the Company, to any committee of the Trustees and to any agent or employee of the Company or to any such custodian or underwriter.

         Without limiting the foregoing, the Trustees shall have power and authority:

         (a)  To invest and reinvest cash, and to hold cash uninvested;

         (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Company;

         (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

         (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

         (e) To hold any security or property in a form not indicating any ownership by the Company, whether in bearer, unregistered or other negotiable form, or in their own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

         (f) To allocate assets, liabilities and expenses of the Trust to a particular Series or Class of Shares or to apportion the same among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class of Shares shall be payable solely out of the assets of that Series or Class;

         (g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held by the Company; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held by the Company;

         (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

         (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Company or any matter in controversy, including but not limited to claims for taxes;

         (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

         (k)  To borrow funds or other property;

         (l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

         (m) To purchase and pay for entirely out of Company property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Company and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Company individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Company would have the power to indemnify such person against liability;

         (n) To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Company;

         (o) To enter into forward commitments, futures contracts and swap contracts and to buy and sell options on futures contracts or swap contracts and to buy and or to enter into transactions with respect to any other securities or derivative instruments;

         (p) To make such filings under the LLC Act as may be necessary or desirable to give effect to the provisions of this Agreement or any amendments thereto, including without limitation Section 3.6 hereof; and

         (q) To engage in any other lawful act or activity in which corporations organized under the Massachusetts Business Corporation Act or LLC Act may engage.

         The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by fiduciaries. The Trustees shall not be required to obtain any court order to deal with any assets of the Company or take any other action hereunder.

         Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

         Section 3. Payment of Expenses by the Company. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Company, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Company, or in connection with the management thereof, including but not limited to, the Trustees' compensation and such expenses and charges for the services of the Company's officers, employees, investment adviser or Trustee, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

         Section 4. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Company's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

         Section 5. Advisory, Management and Distribution Contracts. Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Company or for any Series with WM Advisors, Inc. or any other partnership, corporation, trust, association or other organization (the "Manager"); and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for a Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Company shall be held uninvested and to make changes in the Company's investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other partnership, corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor, principal underwriter or placement agent for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms as the Trustees may determine.

         The fact that:

                  (i) any of the Shareholders, Trustees or officers of the Company is a shareholder, director, officer, partner, Trustee, employee, manager, adviser, principal underwriter, placement agent, distributor or affiliate or agent of or for any partnership, corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or placement agreement, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Company, or that

                  (ii) any partnership, corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or placement agreement, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Company from voting upon or executing the same or create any liability or accountability to the Company or its Shareholders.

                                    ARTICLE V
                Shareholders' Rights, Voting Powers and Meetings

         Section 1. No Management and Control. Except as expressly provided in this Agreement, no Shareholder shall take part in or interfere in any manner with the management of the business and affairs of the Company or have any right or authority to act for or bind the Company.

         Section 2. Voting Powers. Subject to the voting powers of one or more Classes of Shares as set forth elsewhere in this Agreement or in the Bylaws, the Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) with respect to any amendment of this Agreement to the extent and as provided in Article IX, Section 9, (iii) subject to Section 3.8 hereof, to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Company or the Shareholders, (iv) with respect to the termination of the Company or any Series to the extent and as provided in
Article IX, Section 4, and (v) with respect to such additional matters relating to the Company as may be required by this Agreement, the Bylaws or any registration of the Company with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each Shareholder shall be entitled to one vote as to any matter on which it is entitled to vote for each whole Share held by such Shareholder and shall be entitled to a proportionate fractional vote for each fractional Share held by such Shareholder. There shall be no cumulative voting in the election of Trustees. Shareholders may vote in person or by proxy. A proxy which may be executed on behalf of a Shareholder by more than one person shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when there are no Shares outstanding of a Series or Class, the Trustees may exercise all rights of Shareholders of that Series or Class with respect to matters affecting that Series or Class and may with respect to that Series or Class take any action required by law, this Agreement or the Bylaws to be taken by the Shareholders.

         Section 3. Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in
Article IV, Section 1 and
for such other purposes as may be prescribed by law, by this Agreement or by the Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Company. Whenever notice of a meeting is required to be given to a Shareholder under this Agreement or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         Section 4. Quorum and Required Vote. Except when a larger quorum is required by law, by the Bylaws or by this Agreement, Shareholders holding 10% of the Shares held by Shareholders entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series or Class is to vote as a single class separate from any other Shareholders who are to vote on the same matters as a separate class or classes, Shareholders holding 10% of the Shares held by Shareholders of each such Series or Class entitled to vote shall constitute a quorum at a Shareholder's meeting of that Series or Class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the votes cast shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Agreement or the Bylaws or by law. If any question on which the Shareholders are entitled to vote would adversely affect the rights of any Series or Class, the vote of Shareholders holding a majority (or such larger vote as is required as aforesaid) of the Shares held by Shareholders of such Series or Class entitled to vote, voting separately, shall be required to decide such question.

         Section 5. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares held by Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Agreement or by the Bylaws) and/or holding a majority (or such larger proportion as aforesaid) of the Shares held by Shareholders of any Series entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         Section 6. Record Dates. For the purpose of determining the Shareholders of any Series who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time as the record date for determining the Shareholders of such Series having the right to notice of and to vote at such a meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Company after the record date. For the purpose of determining the Shareholders of any Series who are entitled to receive payment of any distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such distribution, as the record date for determining the Shareholders of such Series having the right to receive such distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this section shall be construed as precluding the Trustees from setting different record dates for different Series.

         Section 7. Shareholders' Rights to Records. Any documents which a Shareholder may have a right to obtain pursuant to the LLC Act or otherwise shall be furnished at the sole expense of such Shareholder at the Company's principal office only after the Shareholder gives 30 days' prior written notice of its intent to obtain such records, and further subject to such rules and procedures as the Trustees may establish, which may include rules and procedures established after the date of such request.

         Section 8. Additional Provisions. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI
           Net Income, Distributions, and Redemptions and Repurchases

         Section 1. Distributions of Net Income. The Trustees may each year, or more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series or Class, in shares of that Series or Class, cash or otherwise, some or all of the net income attributable to the assets belonging to such Series or Class, and may from time to time distribute to the Shareholders of each Series or Class, in shares of that Series or Class, cash or otherwise, after providing for actual and accrued expenses and liabilities of such Series or Class, such additional amounts as they may authorize, but only from the assets belonging to such Series (or allocable to such Class). All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders and recorded on the books of the Trust at the date and time of record established for that payment of such dividend or distributions.

         Section 2. Determination of Net Income. The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves of any Series or Class may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner provided in the Bylaws. Determinations of net income of any Series or Class and determinations of income, asset values, capital gains, expenses, and liabilities made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Company against any liability to the Company or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         If, for any reason, the net income of any Series or Class determined at any time is a negative amount, in the discretion of the Trustees the pro rata share of such negative amount allocable to each Shareholder of such Series or Class may constitute a liability of such Shareholder to that Series or Class which shall be paid out of such Shareholder's account at such times and in such manner as the Trustees may from time to time determine (x) out of the accrued dividend account of such Shareholder, (y) by reducing the number of Shares of that Series or Class in the account of such Shareholder, or (z) otherwise.

         Section 3. Redemptions and Repurchases. The Company shall purchase such Shares as offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Company or a person designated by the Company that the Company purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Company will pay therefor the net asset value thereof, as determined in accordance with the Bylaws, the 1940 Act and the rules of the Commission. Payment for said Shares shall be made by the Company to the Shareholder within seven days after the date on which the request is made or in accordance with such other procedures, consistent with the 1940 Act and the rules of the Commission, as the Trustees may from time to time authorize. The obligation set forth in this Section 2 is subject to the provision that in the event that at any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Company to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. The Company may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

         The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interests of the remaining Shareholders of the Series and Class the Shares of which are being redeemed. In making any such payment wholly or partly in kind, the Company shall, so far as may be practicable, deliver assets which approximate the diversification of all of the assets belonging at the time to the Series the Shares of which are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Company be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

         Section 4. Redemptions at the Option of the Company. The Company shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI: (i) if at such time such Shareholder owns Shares having an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage determined from time to time by the Trustees of (a) the outstanding Shares of the Company or (b) the Shares of any Series or Class.

                                   ARTICLE VII
              Compensation and Limitation of Liability of Trustees

         Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Company; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment of the same by the Company.

         Section 2. Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, manager or principal underwriter of the Company, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Company or the Trustees or any of them in connection with the Company shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII
                                 Indemnification

         Section 1. Trustees, Officers, Etc. The Company shall indemnify each of its Trustees and officers (including persons who serve at the Company's request as directors, officers or Trustees of another organization in which the Company has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered

Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding to be liable to the Company or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by Company in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Company if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking,
(b) the Company shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

         Section 2. Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the Company or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person is not liable to the Company or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such indemnification would not protect such Covered Person against any liability to the Company to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Company or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

         Section 3. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators and a "disinterested Trustee" is a Trustee who is not an "interested person" of the Company as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an "interested person" by any rule, regulation or order of the Commission), and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Company, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Company to purchase and maintain liability insurance on behalf of any such person; provided, however, that the Company shall not purchase or maintain any such liability insurance in contravention of applicable law, including without limitation the 1940 Act.

         Section 4. Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular Series of which he or she is or was a Shareholder.

                                   ARTICLE IX
                                  Miscellaneous

         Section 1. Trustees, Shareholders, Etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Company or any Series shall look only to the assets of the Company or to the assets of that particular Series for payment under such credit, contract or claim; and neither Shareholders nor the Trustees, nor any of the Company's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Agreement shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

         Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Company by the Trustees, by any officers or officer or otherwise shall give notice that this Agreement is on file at the offices of the Company and shall recite that the same was executed or made by or on behalf of the Company or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Company or upon the assets belonging to the Series for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually; provided however, that such a recital shall not be required if it is not necessary to achieve the purpose of protecting the Trustees and Shareholders from any personal liability arising out of obligations of the Company and each Series of the Company from liability arising out of any obligation of any other Series of the Company.

         Section 2. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

         Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Company or upon its order.

         Section 4. Termination of Company, Series or Class. The Company shall be dissolved upon the happening of: (a) the written determination of the Trustees to dissolve the Company, (b) the vote of 50% of the Shares of each Series entitled to vote and voting separately by Series or (c) the entry of a decree of judicial dissolution under the LLC Act. Any Series or Class may be terminated at any time by vote of at least 50% of the Shares of each Series or Class entitled to vote and voting separately by Series or Class or upon the written determination of the Trustees to terminate the Series or Class. Notwithstanding anything in the Act to the contrary, except as provided above, the LLC shall have perpetual existence so long as it has the minimum number of Shareholders required by the Act, and it shall not be dissolved and its affairs shall not be wound up as a result of the death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Shareholder, or the occurrence of any other event which terminates the membership of a Shareholder in the LLC, and in any such event the existence of the LLC shall continue without further consent of the Shareholders, unless the Shareholders otherwise determine. If the death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Shareholder leaves the LLC with less than the minimum number of Shareholders required by the Act, the existence of the LLC shall nevertheless be continued if the last remaining Shareholder or the personal representative or successor of the last former Shareholder shall agree in writing to continue the existence of the LLC and to the admission of the personal representative or successor of the last former Shareholder or any other person as a Shareholder of the LLC. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Company or any Series or to revoke any existing agency created pursuant to the terms of this Agreement.

         Upon termination of the Company (or any Series or Class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series or Class (or the applicable Series or Class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Company shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets belonging, severally, to each Series or Class (or the applicable Series or Class, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series or Class (or the applicable Series or Class, as the case may be), to the Shareholders of that Series or Class, as a Series or Class, ratably according to the number of Shares of that Series or Class outstanding on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that Series or Class, provided that any distribution to the Shareholders of a particular Class of Shares shall be made to such Shareholders pro rata in proportion of the number of Shares of such Class held by each of them.

         Section 5. No Action for Dissolution; No Further Claim. The Shareholders acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Shareholder should bring an action in court to dissolve the Company under circumstances where dissolution is not required by
Article IX, Section 4. Accordingly, except where the Trustees have failed to liquidate the Company as required by Article IX, Section 4 and except as specifically provided in Section 44 of the LLC Act, each Shareholder hereby waives and renounces its right to initiate legal action to seek dissolution or to seek the appointment of a receiver or trustee to liquidate the Company. Upon dissolution, each Shareholder shall look solely to the assets of the Company for the return of its capital, and if the Company's property remaining after payment or discharge of the debts and liabilities of the Company, including debts and liabilities owed to one or more of the Shareholders, is insufficient to return the aggregate Capital Contributions of each Shareholder, such Shareholders shall have no recourse against the Company, the Board of Trustees or any other Shareholder.

         Section 6. Merger and Consolidation. The Trustees may cause the Company to be merged into or consolidated with another entity or its shares exchanged under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law, if such merger or consolidation or share exchange has been authorized by vote of Shareholders holding a


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
majority of the votes present at a meeting and properly cast upon the matter; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish such merger, consolidation or share exchange.

         Section 7. Filing of Copies, References, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Company where it may be inspected by any Shareholder upon 30 days' prior written notice to the Company and subject to such rules and procedures as the Trustees may establish pursuant to Section 5.7 hereof. Anyone dealing with the Company may rely on a certificate by an officer of the Company as to whether or not any such amendments have been made and as to any matters in connection with the Company hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Company to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

         Section 8. Applicable Law. This Agreement is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Company shall be a Massachusetts limited liability company, and without limiting the provisions hereof, the Company may exercise all powers which are ordinarily exercised by such a company.

         Section 9. Amendments. This Agreement may be amended at any time by an instrument in writing signed by a majority of the then Trustees,when authorized so to do by vote of Shareholders holding a majority of the votes present at a meeting and properly cast upon the matter, except that amendments described in
Article III, Section 5 hereof or having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.



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
         IN WITNESS WHEREOF, the parties have executed this Limited Liability Company Agreement as of the day and year first set forth above.




      /s/William G. Papesh             /s/ William G. Papesh
      -----------------------          -------------------------
         WILLIAM G. PAPESH                 WM ADVISORS, INC.
                                           By:    William G. Papesh
                                           Title:  President



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